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                                                                    EXHIBIT 99.1

                         [LOGO OF FOUR MEDIA COMPANY]


FOR IMMEDIATE RELEASE
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                LIBERTY MEDIA SIGNS LETTER OF INTENT TO ACQUIRE
                           100% OF FOUR MEDIA COMPANY


Burbank, California, November 1, 1999 - Four Media Company (Nasdaq: FOUR) today announced that it has entered into a letter of intent to sell 100% of its issued and outstanding common stock to Liberty Media Corporation (NYSE: LMG.A). As contemplated by the letter of intent, one hundred percent (100%) of Four Media's issued and outstanding stock will be acquired in exchange for approximately 6.35 million shares of Class A Liberty Media Group Stock, par value $1.00 ("LMG.A Share(s)"). One LMG.A Share will be issued for each 3.1 shares of Four Media common stock outstanding.

Warburg, Pincus Equity Partners, L.P., Fleming Asset Management USA and Robert
T. Walston, collectively holders of approximately 70% of the issued and outstanding shares of Four Media, are expected to enter into agreements with Liberty Media to vote in favor of the transaction. The transaction is subject to execution of definitive documentation, expiration of applicable waiting periods under pre-notification regulations, Four Media stockholder and Board of Director approval, and other customary closing conditions, including other appropriate corporate approvals. The parties contemplate that a definitive agreement will be signed in mid-November 1999 and closing is anticipated to occur in the first quarter of 2000.

Commenting on the announcement, Robert T. Walston, Chairman and Chief Executive Officer of Four Media Company, stated, "Liberty Media is an exciting company with far reaching relationships and resources. Liberty envisions the development of a global services and infrastructure company that will be the catalyst for the creation and delivery of new forms of entertainment and advertising content. We are pleased that Liberty Media has recognized the value that Four Media's management, talented employees, client relationships and technological expertise can bring to achieving their strategic objectives."


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Page 2                                                             [LOGO OF 4MC]


David P. Beddow, Vice President of Liberty Media, said, "We are impressed with the breadth and scale of Four Media's operations and the quality of their investments in digital infrastructure. Four Media is an important asset in our services and infrastructure development strategy."

Four Media Company is a leading provider of technical and creative services to owners, producers and distributors of television programming, feature films and other entertainment product both domestically and internationally. The Company's services integrate a variety of systems and processes to enhance the creation and distribution of entertainment content. Four Media's client base includes the world's largest entertainment companies. As a result of its investments and acquisitions, Four Media Company is one of the largest and most diversified providers of technical and creative services to the entertainment industry, which enables the Company to offer its customers a single source for such services.

Liberty Media holds interests in a broad range of video programming, communications, technology and Internet businesses in the United States, Europe, South America and Asia. Liberty Media Group Class A and Class B Stock are traded on the New York Exchange under the symbols LMG.A and LMG.B, respectively.


This press release contains forward-looking statements which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "intends", "believes" and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the execution of definitive documentation relating to the Liberty acquisition, the closing of the Liberty acquisition, the timely development and market acceptance of products and technologies, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

                                     # # #

For additional information contact:
-----------------------------------

Robert T. Walston
Chairman and Chief Executive Officer
Jeffrey J. Marcketta
President and Chief Operating Officer
FOUR MEDIA COMPANY
2813 W. Alameda Avenue
Burbank, CA 91505
(310) 587-1227 (phone)
(310) 587-1277 (fax)
www.4mc.com (web)
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   Burbank-Culver City-Hollywood-London-Santa Monica-San Francisco-Singapore-
                                 Universal City